United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

October 24, 2013

Fidelity National Financial, Inc.

(Exact name of Registrant as Specified in its Charter)

001-32630

(Commission

File Number)

Delaware	16-1725106
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

601 Riverside Avenue

Jacksonville, Florida 32204

(Addresses of Principal Executive Offices)

(904) 854-8100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 24, 2013, Fidelity National Financial, Inc. (“FNF”) entered into a bridge loan commitment letter (the “Bridge Loan Commitment Letter”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bank of America, N.A. (“Bank of America”), J.P. Morgan Securities LLC and JPMorgan Chase Bank, N.A. The Bridge Loan Commitment Letter provides for up to an $800 million short-term loan facility (the “Bridge Facility”). The proceeds of the loans under the Bridge Facility will be used to fund, in part, the cash consideration for the acquisition of (the “Merger”) of Lender Processing Services, Inc. (“LPS”) and pay certain costs, fees and expenses in connection with the Merger. Pursuant to the Bridge Loan Commitment Letter, FNF will execute a promissory note in favor of the Bridge Facility lenders on the closing date of the Merger that will evidence the terms of the Bridge Facility (including by incorporating by reference applicable terms from the Amended Term Loan Agreement referred to below).

The Bridge Facility will mature on the second business day following the funding thereof and will require no scheduled amortization payments. Borrowings under the Bridge Facility will bear interest at a rate equal to the highest of (i) the Bank of America prime rate, (ii) the federal fund effective rate from time to time plus 0.5% and (iii) the one month adjusted London interbank offered rate plus 1.0%. Other than as set forth in this paragraph, the terms of the Bridge Facility will be substantially the same as the terms of the Amended Term Loan Agreement.

Also on October 24, 2013, FNF entered into amendments to amend (i) its existing $800 million third amended and restated credit agreement (the “Existing Revolving Credit Agreement”), dated as of June 25, 2013, with Bank of America, N.A., as administrative agent, the other agents party thereto and the financial institutions party thereto as lenders (the “Amended Revolving Credit Agreement”) and (ii) its existing delayed-draw term loan credit agreement, dated as of July 11, 2013, with Bank of America, as administrative agent, the other agents party thereto and the financial institutions party thereto as lenders (the “Amended Term Loan Agreement”). Among other changes, the Amended Revolving Credit Agreement and Amended Term Loan Agreement amend the Existing Revolving Credit Agreement and Existing Term Loan Agreement, respectively, to permit FNF to incur the indebtedness in respect of the Bridge Facility and incorporate other technical changes to describe the structure of the Merger.

The Bridge Loan Commitment Letter is attached hereto as Exhibit 10.1, the Amended Revolving Credit Agreement is attached hereto as Exhibit 10.2 and the Amended Term Loan Agreement is attached hereto as Exhibit 10.3 and each is incorporated herein by reference. The foregoing description of the Bridge Loan Commitment Letter, the Amended Revolving Credit Agreement and the Amended Term Loan Agreement does not purport to be a complete statement of the parties’ rights and obligations under the Bridge Loan Commitment Letter, the Amended Revolving Credit Agreement and the Amended Term Loan Agreement, respectively, and is qualified in its entirety by reference to Exhibit 10.1, 10.2 and 10.3.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off–Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8–K is hereby incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

As previously disclosed, on May 28, 2013, FNF, and Lion Merger Sub, Inc., a Delaware corporation and a subsidiary of FNF (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with LPS pursuant to which Merger Sub will be merged with and into LPS, with LPS surviving as a subsidiary of FNF. Subject to the terms and conditions of the Merger Agreement, it was agreed to that at the effective time of the Merger, each share of LPS common stock (“LPS Common Stock”) issued and outstanding immediately prior to the effective time (other than (i) shares owned by LPS, its subsidiaries, FNF or Merger Sub and (ii) shares in respect of which appraisal rights have been properly exercised and perfected under Delaware law) would be converted into the right to receive (i) $16.625 in cash, as the same may be increased pursuant to the Merger Agreement (the “Cash Consideration”), and (ii) a fraction of a share of Class A common stock, par value $0.0001 per share, of FNF (“FNF Common Stock”) equal to the exchange ratio, as it may be adjusted pursuant to the Merger Agreement (such exchange ratio, the “Exchange Ratio” and such consideration the “Stock Consideration” and, together with the Cash Consideration, the “Merger Consideration”).

In connection with the Merger, on May 28, 2013, FNF entered into an equity commitment letter and stock purchase agreement with funds affiliated with Thomas H. Lee Partners, L.P. (“THL”) pursuant to which THL agreed to purchase a minority equity interest in Black Knight Financial Services, Inc. (“BKFS”), a subsidiary of FNF which, following the Merger, would own the business of FNF’s subsidiary ServiceLink, Inc. and LPS. The proceeds of THL’s initial equity commitment were to be used to finance a portion of the aggregate merger consideration and related costs, fees and expenses. However, it is now contemplated that, subsequent to the consummation of the Merger and the implementation of an internal reorganization, THL will purchase, pursuant to a unit purchase agreement (the “Unit Purchase Agreement”), a minority interest in each of two recently formed subsidiaries of FNF that, as a result of the internal reorganization, will own the ServiceLink business and the LPS business, for an amount equal to 35% of the value of the issued and outstanding equity interests of each such subsidiary. On October 24, 2013, LPS consented to the termination of the equity commitment letter, stock purchase agreement and the initial equity commitment. On October 24, 2013, FNF and THL entered into the Unit Purchase Agreement.

As previously disclosed, pursuant to the Merger Agreement, FNF can, prior to mailing the proxy statement/prospectus in connection with the Merger, elect to alter the consideration mix by increasing the Cash Consideration such that the total of all such increases does not exceed $16.625 per share of LPS Common Stock, in which event there would be corresponding decreases in the Stock Consideration as provided under the terms of the Merger Agreement and on June 19, 2013, FNF notified LPS that it was exercising its option to increase the Cash Consideration from $16.625 per share of LPS Common Stock to $22.303 per share of LPS Common Stock and correspondingly decrease the Stock Consideration.

On October 24, 2013, FNF notified LPS that it was exercising its option to further increase the Cash Consideration as follows: (i) subject to and conditioned upon the consummation of the previously announced public offering by FNF of shares of FNF Common Stock (the “FNF Equity Offering”), FNF will further increase the Cash Consideration from $22.303 per share of LPS Common Stock to $28.102 per share of LPS Common Stock (the “Offering Cash Increase”) and correspondingly further decrease the Stock Consideration or (ii) in the event the FNF Equity Offering is not consummated, FNF will further increase the Cash Consideration from $22.303 per share of LPS Common Stock to $22.439 per share of LPS Common Stock (the “Minimum Cash Increase”) and correspondingly further decrease the Stock Consideration.

In addition, as previously disclosed, the Exchange Ratio is subject to adjustment in certain circumstances. Specifically, if the FNF Equity Offering is completed, after giving effect to the Offering Cash Increase and the related decrease in the Stock Consideration, if the average of the volume weighted averages of the trading prices of FNF Common Stock during the ten trading day period ending on (and including) the third trading day prior to the closing of the Merger (the “Average FNF Stock Price”) is:

(i) greater than $26.763, the Exchange Ratio will be an amount equal to the quotient of (a) (x) the product of (1) 0.65224 multiplied by (2) the Average FNF Stock Price minus (y) $11.477 divided by (b) the Average FNF Stock Price;

(ii) between $24.215 and $26.763, the Exchange Ratio will be 0.20197;

(iii) between $20.000 and $24.215, the Exchange Ratio will adjust so that the value of the Stock Consideration is fixed (based on the Average FNF Stock Price) at $4.891 per share of LPS Common Stock; and

(iv) less than $20.000, the Exchange Ratio will be 0.24455.

If the FNF Equity Offering is not completed, the Exchange Ratio will be determined as set forth in the Merger Agreement. FNF expects to fund the further increase in the Cash Consideration with respect to the Minimum Cash Increase through cash on hand and the Bridge Facility. Although FNF may elect to further alter the consideration mix, FNF does not currently anticipate doing so.

Under the rules of the New York Stock Exchange, FNF would be required to obtain stockholder approval prior to issuing shares of FNF common stock to LPS stockholders pursuant to the Merger Agreement if the number of such shares to be issued are or would be upon issuance equal to or more than 20% of the outstanding shares of FNF common stock before such issuance. Because of FNF’s election to increase the Cash Consideration and correspondingly decrease the Stock Consideration, the number of such shares to be issued will upon issuance be less than 20% of the outstanding shares of FNF common stock before such issuance. Therefore, FNF stockholders are no longer required to approve such stock issuance.

On October 25, 2013, FNF issued a press release announcing (i) its entry into the Bridge Loan Commitment Letter, the Amended Revolving Credit Agreement and the Amended Term Loan Agreement and (ii) the replacement of the THL equity commitment. Also on October 25, 2013, FNF issued a press release announcing its decision to further increase the Cash Consideration and correspondingly decrease the Stock Consideration. Copies of the press releases are furnished as Exhibits 99.1 and 99.2 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Bridge Loan Commitment Letter

10.2	Amended Revolving Credit Agreement

10.3	Amended Term Loan Agreement

99.1	Press Release issued by FNF, dated October 25, 2013 (Bridge Loan Commitment Letter).

99.2	Press Release issued by FNF, dated October 25, 2013 (Cash Consideration adjustment).

Important Information Filed with the SEC

FNF has filed with the SEC a Registration Statement on Form S-4 in connection with the previously announced transaction to purchase LPS that includes a prospectus of FNF and a preliminary Proxy Statement of LPS. The Registration Statement has not yet become effective. Following the Registration Statement having been declared effective by the SEC, LPS plans to file with the SEC and mail to its stockholders a Proxy Statement/Prospectus in connection with the transaction. The Registration Statement and the Proxy Statement/Prospectus will contain important information about FNF, LPS, the transaction and related matters. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PRELIMINARY PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED BY FNF OR LPS, INCLUDING THE DEFINITIVE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION.

Investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus and other documents filed with the SEC by FNF and LPS through the web site maintained by the SEC at www.sec.gov or by phone, email or written request by contacting the investor relations department of FNF or LPS at the following:

FNF	LPS
601 Riverside Avenue	601 Riverside Avenue
Jacksonville, FL 32204	Jacksonville, FL 32204
Attention: Investor Relations	Attention: Investor Relations:
904-854-8100	904-854-5100
dkmurphy@fnf.com	nancy.murphy@lpsvcs.com

FNF and LPS, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding the directors and executive officers of FNF is contained in FNF’s Form 10-K for the year ended December 31, 2012 and its proxy statement filed on April 12, 2013, which are filed with the SEC. Information regarding LPS’s directors and executive officers is contained in LPS’s Form 10-K for the year ended December 31, 2012 and its proxy statement filed on April 9, 2013, which are filed with the SEC. A more complete description will be available in the Registration Statement and the Proxy Statement/Prospectus.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Financial, Inc.

Date: October 25, 2013	By:	/s/ Michael L. Gravelle
		Name:	Michael L. Gravelle

		Title:	Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Bridge Loan Commitment Letter

10.2	Amended Revolving Credit Agreement

10.3	Amended Term Loan Agreement

99.1	Press Release issued by FNF, dated October 25, 2013 (Bridge Loan Commitment Letter).

99.2	Press Release issued by FNF, dated October 25, 2013 (Cash Consideration adjustment).

*	Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission under Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The omitted confidential material has been filed separately with the Securities and Exchange Commission. The location of the confidential information is indicated in the exhibit with brackets and asterisks ([***] ).